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                                                                    EXHIBIT 99.1

FORM OF PROXY

                               FOUR MEDIA COMPANY

                SPECIAL MEETING OF STOCKHOLDERS -- APRIL 6, 2000
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    AND MAY BE REVOKED PRIOR TO ITS EXERCISE

    The undersigned hereby appoints Robert T. Walston, Jeffrey J. Marcketta and William E. Niles lawful attorneys and proxies with power to act without the other and with full power of substitution, and hereby authorizes them to represent and vote all the shares of common stock of Four Media Company standing in the name of the undersigned on the books of Four Media Company at the close of business on February 11, 2000, with all powers which the undersigned would possess if present at the Special Meeting of Four Media Stockholders to be held on April 6, 2000, or any adjournment or postponement thereof.
THE POWERS HEREBY GRANTED MAY BE EXERCISED BY EACH OF SAID ATTORNEYS OR PROXIES
 OR THEIR SUBSTITUTES PRESENT AND ACTING AT THE SPECIAL MEETING OF STOCKHOLDERS OR ANY ADJOURNMENTS THEREOF OR IF ONLY ONE BE PRESENT AND ACTING, THEN BY THAT
ONE. THE UNDERSIGNED HEREBY REVOKES ANY AND ALL PROXIES HERETOFORE GIVEN BY THE
                  UNDERSIGNED TO VOTE AT THE SPECIAL MEETING.
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    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSAL SET
FORTH BELOW.

    Unless contrary instructions are given below, this proxy will be voted according to the recommendation of the Board of Directors.

    1. Proposal 1: To approve and adopt the Agreement and Plan of Merger and approve the Merger.

                [ ] FOR         [ ] AGAINST         [ ] ABSTAIN

    2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the special meeting or any adjournments thereof.

                                                Signature(s)

                                                Dated:
               --------------------------------------------------------------- ,
                                                2000

                                                Signature if held jointly

                                                Dated:
               --------------------------------------------------------------- ,
                                                2000

                                                    Note: Please sign as your
                                                name appears on this proxy.
                                                Joint owners must each sign
                                                personally. Trustees and others
                                                signing in a representative
                                                capacity should indicate the
                                                capacity in which they sign.

                                                [ ] I plan to attend the meeting